                                                               Exhibit 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------


     Employment Agreement, dated the 9th day of June, 1997 by and between Timothy J. McIntyre (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"). In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.   Employment.
          ----------

          Subject to the provisions of Section 6, the Company hereby employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

     2.   Terms of Employment.
          -------------------

          Subject to the provisions of Section 6, the term of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the second anniversary of the Effective Date; provided, however, that this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of Effective Date unless either party gives the other notice no later than 270 days prior to the scheduled termination date (i.e., the second anniversary of the Effective Date or any later anniversary) of his or its determination not to extend this Agreement, whereupon it shall terminate as of such anniversary date. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment." Notwithstanding the foregoing, this Agreement is contingent on the permanent relocation of the Employee to the greater New York Metropolitan area no later than October 1, 1997. If the relocation does not occur by such date, this Agreement shall be null and void.

     3.   Duties.
          ------

          During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the titles of Senior Vice President - BLP Group Companies, and President -BLA, reporting to the Chief Executive Officer of the Company, and shall perform such duties and have such responsibilities and shall have such additional or alternative duties as may be reasonably determined by the Chief Executive Officer of the Company, consistent with the general area of the Employee's experience and skills, (b) upon the request of the Board of Directors of the Company, shall serve as an officer and/or director of the Company's subsidiaries, and (c) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of his duties and responsibilities hereunder.

     4.    Salary and Bonus.
           ----------------

           (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $200,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for executives of the Company as in effect from time to time. The Board of Directors or Compensation Committee of the Company shall review the Base Salary of the Employee at least annually, but such salary shall not be set at a rate lower than $200,000 per annum.

           (b)   Bonus.  During the Term of Employment, the Employee shall be
                 -----
entitled to participate in such executive bonus program as may be established by the Company and then in effect, subject to and in accordance with the terms thereof. Notwithstanding the foregoing, the Employee shall be entitled to a bonus of an amount not less than $100,000 in respect of the 1997 calendar year, payable not later than January 15, 1998 and subject to Section 6 hereof.

           (c)   Relocation Bonus.  The Company shall provide the Employee,
                 ----------------
upon his relocation to the greater New York Metropolitan area, a one-time bonus of $75,000 to cover his relocation expenses, payable upon relocation.

     5.    Benefits.
           --------

           (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, stock incentive plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

           (b) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with the Company's practices for executive officers of the Company with a similar level of responsibility, as in effect from time to time; provided, however, that expenses for the New York apartment and the Employee's present executive assistant shall no longer be paid by the Company after October 1, 1997.

           (c) During the term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time, but in any event not less than four
(4) weeks per calendar year.


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

           (d) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

     6.    Termination of Employment of the Employee.
           -----------------------------------------

           Prior to the expiration of the Term of Employment as provided in
Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

           (a) At any time by the mutual consent of the Employee and the Company.

           (b) At any time for "cause" by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

                 (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

                 (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Company of written notice of the facts constituting the breach; or

                 (iii) the Employee shall have failed to comply with written instructions from the Company's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder for a period of thirty (30) days after written notice from the Company.

           Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination (1) the Employee shall not be entitled to receive any bonus or portion thereof from the Company or any of its affiliates not then paid whether pursuant to Section 4 or otherwise or (2) any continuation of benefits except as may be required by law,
(B) the Company shall have any and all rights and remedies under this Agreement and applicable law.

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

     (c) Upon the death of the Employee or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty (180) consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company under this Agreement shall thereupon immediately terminate other than (i) any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination and (ii) the obligation of the Company to pay the Employee or his estate cash bonuses earned pursuant to Section 4(b) and, if earned as of the date of termination, Section 4(c). As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

     (d) By the Employee on such at least 60 day prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the Employee shall not be entitled to receive any bonus from the Company or any of its affiliates not then paid whether pursuant to Section 4 or otherwise with respect to any period during or after the Term of Employment or any continuation of benefits except to the extent required by law.

     (e) At any time without "cause" (as defined in Section 6(b)) by the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this Section 6(e) the Company shall continue to make Base Salary payments and benefits to the Employee in the manner contemplated by Section 4(a) from the date of termination through (i) the later of the second anniversary of the Effective Date hereof or the first anniversary of the date on which such termination occurs, if such termination occurs on or before the second anniversary of the Effective Date, or (ii) the first anniversary of the date on which such termination occurs, if such termination occurs after the second anniversary of the Effective Date, the Company shall remain obligated to pay the bonuses contemplated by Section 4(b) and, if earned as of the date of termination, 4(c), when and as it otherwise would have paid such bonuses, with such amounts agreed by the parties hereto to be in full satisfaction, compromise and release of any claims arising out of any termination of the Employee's employee arising out of any termination of the Employee's employment pursuant to this Section 6(e) or Section 6(f), and in either case with such amounts to be contingent upon the Employee's delivery of a general release upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no severance benefits shall be provided unless and until the Employee determines to execute and deliver such release and that, in the case of a termination pursuant to

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

Section 6(f), such release shall not cover the matter which is the subject of the material default giving rise to such termination.

           (f) The Employee shall have the right to terminate his employment hereunder in the event of a material default by the Company in the performance of its obligations hereunder, after the Employee has given written notice to the Company specifying such default by the Company and giving the Company a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination.

           (g) In the event either party gives a notice of non-renewal to be effective as of any anniversary hereof as contemplated by Section 2, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Sections 7 and 8 hereof.

     7.    Confidentiality; Proprietary Rights.
           -----------------------------------

           (a) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7 including all predecessors of the Company) and its affiliates, the Employee has had and from time to time will have access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company and its affiliates (the 'Confidential Information"). The Employee agrees
(a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than-on behalf of the Company and its affiliates; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of the Employee; or (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be immediately returned to the Company or the applicable affiliate and remain in its or their possession.

           (b) The Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(a), subject to the provisions and limitations thereof, and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents or affiliates in the course of

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

the Employee's employment, including any of the foregoing which is based on or arises out of the information described in Section 7 (a), shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.


           (c) The Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Chief Executive Officer of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in any field in which the Company or its affiliates are engaged, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

     8.    Non-Competition.
           ---------------

           In view of the fact that any activity of the Employee in violation of the terms hereof would deprive the Company and its subsidiaries), if any, of the benefits of their bargain under this Agreement, as a material inducement to and a condition precedent of the Company's payment obligations hereunder and the other covenants set forth herein, and to preserve the goodwill associated with the Boron, LePore business, the Employee hereby agrees that during the Term of Employment and thereafter (a) for a period of one year following the termination of the Employee's employment with the Company in the event such termination occurs by or under the circumstances contemplated by Section 6(e) or 6(f) or (b) for a period ending on the later of the second anniversary of the Effective Date or the date which is one year following the termination of the Employee's employment with the Company for any other reason, regardless of the circumstances of termination, he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any affiliate of the Company), whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company and its subsidiaries at the time of the termination of Employee's employment with the Company, which business, activities, products and services shall include in any event peer influence meetings, telemarketing activities, contract sales and outsource marketing involving pharmaceutical and healthcare companies. Without implied limitation, the forgoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or any such competitor, any officer or employee of the Company or any of its direct and/or indirect subsidiaries, encouraging for or on behalf of himself or any such

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

competitor, any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries, soliciting for or on behalf of himself or any such competitor any client of the Company or any of its direct or indirect subsidiaries and diverting to any person (as defined in Section 11) any client or business opportunity of the Company or any of any of its direct or indirect subsidiaries.

     Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five (5%) percent of the equity of such enterprise.

     The Employee acknowledges that neither the Employee nor any business entity controlled by him is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Employee from performing his obligations under this Agreement and as of the date of this Agreement the Employee has no business interests in or relating to the pharmaceutical industry whatsoever other than his interest in the Company, other than interests in public companies of less than five (5%) percent.

     9.    Specific Performance; Severability.
           ----------------------------------

           It is specifically understood and agreed that any breach of the provisions of Section 7 or 8 hereof by the Employee is likely to result in irreparable injury to the Company and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if its shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     10.   Notices.
           -------

           All notices, requests, demands and other communications hereunder shall be in writing and shall be deem to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

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

To the Company:  Boron, LePore & Associates, Inc.
                 17-17 Route 208 North
                 Fair Lawn, New Jersey  07410
                 Attention:  Patrick G. LePore, President and CEO

To the Employee:  Timothy J. McIntyre
                  7313 Parliament Drive
                  Knoxville, Tennessee 37919

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     11.   Miscellaneous.
           -------------

           This Agreement shall be governed by and construed under the laws of the State of New Jersey, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by the Employee. This Agreement together with concurrently executed restricted stock and option agreements supersede, terminate and in all respects replace all prior understandings and agreements, written or oral between the parties relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                              BORON, LePORE & ASSOCIATES, INC.


                              By:
                                 ------------------------------------------
                                 Patrick G. LePore, President


                              ---------------------------------------------
                              TIMOTHY J. McINTYRE



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